Exhibit 8.2


                             CLARK, DRUMMIE & COMPANY
                             BARRISTERS AND SOLICITORS
                                40 WELLINGTON ROW
                                SAINT JOHN, N.B.
                                      CANADA


                                                       December
22, 1998

TSI TelSys Corporation
7100 Columbia Gateway Drive
Columbia, MD 21046

Dear Sirs:

Re:    Registration Statement on Form S-4 Relating to
9,754,202 Shares of the Common stock of TSI TelSys Corporation

We have acted as Canadian counsel to TSI TelSys Corporation, a New Brunswick business corporation (the "Company"), in connection with the continuance or domestication of the Company as a corporation (the "Continuance") under the
Delaware General Corporation Law (the "DGCL"), the simultaneous discontinuance of the Company as a corporation under the New Brunswick Business Corporations
Act (the "NBBCA") and the deemed issuance, in connection therewith, of up to
9,754,202 shares (the "Shares") of the common stock, par value $.01 per share, of the Company, as described in the Registration Statement on Form S-4 of the
Company (as the same may be amended from time to time, the "Registration
Statement") filed by the Company with the Securities and Exchange
Commission
(the "Commission") pursuant to the Securities Act of 1933 (the
"Act").

In connection with the formulation of this opinion, we have examined or are otherwise familiar with the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied solely upon statements and representations of officers and other representatives of the Company. In addition, this opinion is subject to the receipt by counsel of certain written representations of TSI, dated as of the date hereof.

Based upon and subject to the foregoing, the discussion contained in the Proxy
Statement/Prospectus included as part of the Registration
Statement (the
"Prospectus") under the caption "Certain Canadian Federal Income
Tax
Consequences of the Reclassification and the Continuance", except as otherwise indicated, expresses our opinion as to the application of Canadian Federal income tax laws arising under the Income Tax Act (Canada) existing judicial decisions, administrative regulations and published rulings and procedures.
It is possible that contrary positions may be taken by Revenue Canada and that a court may agree with such contrary positions. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, either on a perspective or retroactive basis would not adversely affect the accuracy of the conclusions stated herein.

 This opinion is furnished to you solely for use in connection with the
Registration Statement and is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to Clark, Drummie & Company under the heading "Certain Federal Income Tax Consequences of the Reclassification and the Continuance" in the Registration Statement and on the face page of the Registration Statement.

Yours very truly,

CLARK, DRUMMIE & COMPANY



William C. Kean